Exhibit 99.1

Rex Energy Corporation Announces Extension of Offer to Exchange Outstanding 8.875% Senior Notes due 2020 and 6.250% Senior Notes due 2022 for New 10.00% Senior Secured Second Lien Notes due 2020 and Shares of Common Stock

STATE COLLEGE, Pa., March 4, 2016 (GLOBE NEWSWIRE) – Rex Energy Corporation (the “Company”) (Nasdaq: REXX) announced today that it has extended its previously announced exchange offer and consent solicitation related to the Company’s outstanding 8.875% Senior Notes due 2020 (the “2020 Notes”) and 6.250% Senior Notes due 2022 (the “2022 Notes” and, together with the 2020 Notes, the “Existing Notes”). The Company is offering to exchange (the “Exchange Offer”) any and all of the Existing Notes held by eligible holders for up to (i) $480,000,000 aggregate principal amount of the Company’s new 10.00% Senior Secured Second Lien Notes due 2020 (the “New Notes”) and (ii) 10,125,000 shares of the Company’s common stock (the “Shares”), upon the terms and subject to the conditions set forth in the Company’s Confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) and related Letter of Transmittal, each dated February 3, 2016. Concurrently with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) from eligible holders to proposed amendments to the indentures governing the Existing Notes that would eliminate certain restrictive covenants. As a result of the extension, the Exchange Offer and Consent Solicitation is now set to expire at 9:00 a.m., New York City time, on March 22, 2016 (the “Extended Expiration Time”), unless further extended. The Exchange Offer and Consent Solicitation was originally set to expire at 9:00 a.m., New York City time, on March 3, 2016 (the “Original Expiration Time”). Holders who validly tender Existing Notes prior to the Extended Expiration Time will be eligible to receive the applicable Total Exchange Consideration (as defined in the Offering Memorandum) (which includes the Early Tender Premium (as defined in the Offering Memorandum)).

Except as set forth herein, all of the other terms of the Exchange Offer and Consent Solicitation set forth in the Offering Memorandum remain unchanged. As of this date, tenders of approximately $137,837,000 aggregate principal amount, or 39.38%, of the 2020 Notes and tenders of approximately $129,849,000 aggregate principal amount, or 39.95%, of the 2022 Notes have been received pursuant to the Exchange Offer. Holders who have validly tendered Existing Notes prior to the Original Expiration Time may withdraw tenders of Existing Notes at any time prior to the Extended Expiration Time.

The New Notes and Shares to be offered have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Rex Energy Corporation

Headquartered in State College, Pennsylvania, Rex Energy is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties, such as financial market conditions, changes in commodities prices and the other risks discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other subsequent filings with the Securities and Exchange Commission. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Rex Energy has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

Contact:

Investor Relations

(814) 278-7130

InvestorRelations@rexenergycorp.com

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